EXHIBIT 99.2

UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

    The following unaudited proforma consolidated financial statements and related notes are presented to show the effects of our acquisition of mineral and royalty interests in the Core Area of the Barnett Shale Trend.

     The pro forma consolidated statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 are presented to show the net income (loss) as if the acquisition occurred on January 1 of the respective year.  The pro forma consolidated balance sheet is based on the assumption that the acquisition had occurred on March 31, 2009.

     Pro forma data is based on assumptions and includes adjustments as explained in the notes to the unaudited pro forma consolidated financial statements.  The pro forma data is not necessarily indicative of the financial results that would have been attained had the purchase occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.  The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and our Annual Report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009.

DORCHESTER MINERALS, L.P.
(A Delaware Limited Partnership)
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
(In Thousands)

	March 31, 2009
		Pro forma
	Historical	Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$12,039	$1,067	a	$13,106
Trade and other receivables	3,660	375	b	4,035
Net profits interests receivable - related party	1,122	-		1,122
Prepaid expenses	37	-		37
Total current assets	16,858	1,442		18,300

Other non-current assets	19	-		19
Total	19	-		19

Property and leasehold improvements - at cost:
Oil and natural gas properties (full cost method)	291,897	35,170	c	327,067
Less accumulated full cost depletion	181,560	-		181,560
Total	110,337	35,170		145,507
Leasehold improvements	512	-		512
Less accumulated amortization	219	-		219
Total	293	-		293
Net property and leasehold improvements	110,630	35,170		145,800

Total assets	$127,507	$36,612		$164,119

LIABILITIES AND PARTNERSHIP CAPITAL

Current liabilities:
Accounts payable and other current liabilities	$739	$116	d	$855
Current portion of deferred rent incentive	39	-		39
Total current liabilities	778	116		894

Deferred rent incentive less current portion	198	-		198
Total liabilities	976	116		1,092
Commitments and contingencies
Partnership capital:
General partner	5,573	-		5,573
Unitholders	120,958	36,496	e	157,454
Total partnership capital	126,531	36,496		163,027

Total liabilities and partnership capital	$127,507	$36,612		$164,119

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

DORCHESTER MINERALS, L.P.
(A Delaware Limited Partnership)
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands except Earnings per Unit)

	Year Ended December 31, 2008
		Pro forma
	Historical	Adjustments		Pro forma
Operating revenues:
Royalties	$61,973	$4,843	f	$66,816
Net profits interests	27,441	-		27,441
Lease bonus	441	-		441
Other	70	-		70

Total operating revenues	89,925	4,843		94,768

Costs and expenses:
Production taxes	2,792	160	f	2,952
Operating expenses	1,980	134	g	2,114
Depletion and amortization	14,739	2,549	h	17,288
General and administrative expenses	3,965	-		3,965

Total costs and expenses	23,476	2,843		26,319

Operating income	66,449	2,000		68,449

Other income, net	334	-		334

Net earnings	$66,783	$2,000		$68,783

Allocation of net earnings:
General partner	$1,999			$2,093

Unitholders	$64,784			$66,690

Net earnings per common unit (basic and diluted)	$2.30			$2.23
Weighted average common units outstanding	28,240	1,600	i	29,840

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

DORCHESTER MINERALS, L.P.
(A Delaware Limited Partnership)
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands except Earnings per Unit)

	Three Months Ended March 31, 2009
		Pro forma
	Historical	Adjustments		Pro Forma
Operating revenues:
Royalties	$7,025	$539	f	$7,564
Net profits interests	1,782	-		1,782
Lease bonus	9	-		9
Other	8	-		8

Total operating revenues	8,824	539		9,363

Costs and expenses:
Production taxes	218	19	f	237
Operating expenses	521	57	g	578
Depletion and amortization	3,300	922	h	4,222
General and administrative expenses	1,035	-		1,035

Total costs and expenses	5,074	998		6,072

Operating income	3,750	(459)		3,291

Other income, net	27	-		27

Net earnings	$3,777	$(459)		$3,318

Allocation of net earnings:
General partner	$123			$109

Unitholders	$3,654			$3,209

Net earnings per common unit (basic and diluted)	$0.13			$0.11
Weighted average common units outstanding	28,240	1,600	i	29,840

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

     The unaudited pro forma consolidated statements of operations are based on our audited consolidated financial statements for the year ended December 31, 2008 and our unaudited consolidated financial statements for the three months ended March 31, 2009.

Consolidated Balance Sheet

a	Cash received on June 30, 2009 in the transaction.

b	Estimated trade receivables at June 30, 2009 assumed in the transaction.

c	Purchase of properties for i) 1,600,000 common units less ii) cash received and trade receivables assumed plus iii) ad valorem liabilities assumed and estimated transaction costs.

d	Estimated transaction costs and ad valorem expense on June 30, 2009.

e	1,600,000 common units at the closing price on June 30, 2009 of $22.81 per unit.

Consolidated Statements of Operations

f	Oil and gas revenues and production taxes for the period indicated based on historical cash receipts for the properties.

g	Estimated ad valorem expense.

h	Increased depletion associated with properties acquired for the period indicated.

k	Common units issued in the transaction.